ASSIGNMENT OF REGISTRATION RIGHTS


Each of the undersigned (collectively the "Transferors") hereby assigns to SIEMENS AKTIENGESELLSCHAFT (the "Transferee") any and all of its rights to cause RADVision Ltd. (the "COMPANY") to register the Shares (as such term is defined hereunder) for trading on any securities exchange at which the Company's shares are trading (the "Registration Rights") as described in Annex A that is attached hereto, and the Transferee hereby accepts the said assignment of the Registration Rights and agrees to be bound by all of the terms and conditions to which such Transferor was bound at the time of the execution of this deed with respect to the Registration Rights of the Shares.

For purposes of this deed, the following term shall bear the meaning ascribed to it, as follows:

"SHARES" -             The  Company's  ordinary  shares  par  value  NIS 0.1 per
                       share, sold by each of the Transferors to the Transferee pursuant to a Share Purchase Agreement dated February
                       22nd,  2000, a copy of which is attached  hereto as ANNEX
                       B.



This deed shall be effective as of March 17th, 2000.



       [SIGNATURES ATTACHED HERETO]                   __________________________
       Transferors                                    Transferee
                                                      By: ______________________
                                                      Title: ___________________



                             CONFIRMATION OF COMPANY

RADVision   Ltd.   hereby   confirms   that  it  has  received   notice  of  the
above-described assignment and that said assignment is binding upon it.


_____________________________
RADVision Ltd.
By: _________________________
Title: ______________________

SIGNATURES OF TRANSFERORS:

[TO BE COMPLETED]

                                     ANNEX A


                             THE REGISTRATION RIGHTS


1. The registration rights of 971,432 ordinary shares par value NIS 0.1 per share shall be pursuant to the terms and conditions of the share purchase agreements, dated April 18th, 19th, 26th and 27th 1995, by and between the Company and, INTER ALIA, the Transferors or any of them (as applicable).

2. The registration rights of 35,970 ordinary shares par value NIS 0.1 per share shall be pursuant to the terms and conditions of a share purchase agreement, dated September 12th, 1996, by and between the Company and, INTER ALIA, the Transferors or any of them (as applicable).

3. The registration rights of 223,535 ordinary shares par value NIS 0.1 per share shall be pursuant to the terms and conditions of a share purchase agreement, dated May 12th, 1998, by and between the Company and, INTER ALIA, the Transferors or any of them (as applicable).